Exhibit J
                                                                      ---------

                              CUSTODIAL AGREEMENT


                           Dated as of July 13, 2004


                                     among


                     SPECIAL VALUE OPPORTUNITIES FUND, LLC,
                                  as Borrower,


                          CDC FINANCIAL PRODUCTS INC.,
                            as Administrative Agent,


                          CDC FINANCIAL PRODUCTS INC.,
                       as Secured Parties Representative,


                                      and


                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                  as Custodian

                              CUSTODIAL AGREEMENT
                              -------------------

         AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of July 13, 2004, by and among (a) Special Value Opportunities Fund, LLC, a Delaware limited liability company (the "Borrower"), (b) CDC Financial Products Inc., as Administrative Agent (in such capacity and together with any successor thereto, the "Administrative Agent") under the Credit Agreement, dated as of July 13, 2004, by and among the Borrower, the Lenders party thereto (the "Lenders"), Ambac Assurance Corporation, as Insurer (the "Insurer"), the Administrative Agent, and CDC Financial Products Inc., as arranger (as the same may be amended, extended, restated, supplemented, modified, refinanced, refunded or replaced (in whole or in part) (including with lenders other than the initial lenders) from time to time, together with any agreements or instruments in respect of any amendment, extension, restatement, supplement, modification, refinancing, refunding or replacement thereof, the "Credit Agreement"), (c) CDC Financial Products Inc., as Secured Parties Representative (in such capacity and together with any successor thereto, the "Secured Parties Representative") under the Pledge and Intercreditor Agreement, dated as of July 13, 2004, by and among the Borrower, the Custodian (as defined below), the Administrative Agent, Ambac Assurance Corporation, as Insurer, and the Secured Parties Representative (as amended, supplemented or otherwise modified from time to time, the "Pledge and Intercreditor Agreement") and (d) Wells Fargo Bank, National Association, as agent, bailee, custodian and securities intermediary for the Borrower, the Secured Parties Representative and the Administrative Agent (in such capacity and together with any successor thereto, the "Custodian").

                                   ARTICLE I
                                  DEFINITIONS

         Whenever used in this Agreement, the following words shall have the meanings set forth below:

         1.1 "Acceleration Notice" shall have the meaning assigned thereto under the Pledge and Intercreditor Agreement.

         1.2 "Account Property" shall have the meaning set forth in Section 2.1.

         1.3 "Assignment Agreement" shall mean the definitive agreement pursuant to which a bank, fund, or other financial institution either assigns or obtains an assignment of all or any portion of any of its rights and obligations under a Bank Loan.

         1.4 "Authorized Person" shall mean, with respect to each Customer, any person, whether or not an officer or employee thereof, duly authorized thereby (in the case of the Borrower, by the Borrower's Board of Directors), to give Written Instructions on behalf thereof, such person to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

         1.5 "Bank Loan" shall mean each item of Other Account Property which, in accordance with Section 3.8, is marked as a "Bank Loan."

         1.6 [Reserved]

         1.7 "Borrower Account Property" shall have the meaning set forth in
Section 2.5(a).

         1.8 "Borrower Custodial Account" shall have the meaning set forth in
Section 2.5(a).

         1.9 "Business Day" shall mean any day upon which the Custodian shall be conducting its normal custody business in the State of Minnesota or the State of California.

         1.10 "Certificate of Authorized Persons" shall mean a certificate signed on behalf of a Customer and delivered to the Custodian hereunder.

         1.11 "Certificated Security" shall have the meaning assigned thereto in Section 8-102(a)(4) of the NYUCC, but shall in no event include Foreign Securities, Bank Loans or Trade Payables.

         1.12 "Chattel Paper" shall have the meaning assigned thereto in
Section 9-102(a)(11) of the NYUCC, but shall in no event include Bank Loans.

         1.13 "Country Risk" shall mean all factors reasonably related to the systemic risk of a holder of Foreign Securities in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any foreign depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Securities held in custody in that country.

         1.14 "Custodial Account" shall have the meaning set forth in Section
2.1.

         1.15 "Customer" shall mean the Borrower, the Secured Parties Representative or the Administrative Agent, as the case may be, and "Customers" shall mean the Borrower, the Secured Parties Representative and the Administrative Agent, collectively.

         1.16 "Disposition Letter" shall have the meaning set forth in Section 4.1.

         1.17 "Eligible Foreign Custodian" has the meaning set forth in section
(a)(1) of Rule 17f-5 under the Investment Company Act, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the Securities and Exchange Commission), or foreign branch of a Bank (as defined in
Section 2(a)(5) of the Investment Company Act) meeting the requirements of a custodian under Section 17(f) of the Investment Company Act; the term does not include Eligible Securites Depository.

         1.18 "Eligible Securities Depository" shall have the meaning set forth in section (b)(1) of Rule 17f-7 under the Investment Company Act.

         1.19 "Escrow Account" shall have the meaning set forth in Section 2.1.

         1.20 "Final Maturity Payment Default Notice" shall have the meaning assigned thereto in the Pledge and Intercreditor Agreement.

         1.21 "Foreign Custody Manager" has the meaning set forth in section
(a)(3) of Rule 17f-5 under the Investment Company Act.

         1.22 "Foreign Securities" shall include (i) securities issued by a government other than the United States government or by a corporation or other entity organized under the laws of any country other than the United States and
(ii) securities issued by the United States government or by any state or any political subdivision thereof or by any agency thereof or by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States; provided, however, in no event shall "Foreign Securities" include Bank Loans or Trade Payables.

         1.23 "Foreign Subcustodian" shall have the meaning set forth in
Section 2.3.

         1.24 "Institutional Account Property" shall mean Account Property which has been delivered to the Custodian through usual and customary banking, clearing and settlement channels in accordance with the Custodian's ordinary course custody business, and shall in no event include any Account Property delivered to the Custodian directly by the Borrower.

         1.25 "Instructing Party" shall mean (I) with respect to the Custodial Account and the Account Property, (x) at any time prior to the receipt by the Custodian of a Payoff Notice from the Administrative Agent, (a) at any time other than during a Suspension Period, the Borrower, and, after the receipt by the Custodian of an election by the Secured Parties Representative to act as Instructing Party, the Borrower and the Secured Parties Representative, jointly (it being understood that this provision shall not confer on the Secured Parties Representative any rights with respect to the Custodial Account not granted to it under the Pledge and Intercreditor Agreement), (b) at any time during any Suspension Period (other than any Suspension Period occurring as a result of the delivery of a Liquidation Notice), the Secured Parties Representative and, to the extent permitted by Section 6.14(b) hereof (and by Section 3.5 of the Pledge and Intercreditor Agreement), the Borrower and (c) at any time during any Suspension Period commenced as a result of the delivery of a Liquidation Notice, the Secured Parties Representative, and (y) at any time after the receipt by the Custodian of a Payoff Notice from the Administrative Agent and the Insurer, the Borrower, and (II) with respect to the Borrower Custodial Account and the Borrower Account Property, the Borrower as sole Instructing Party. In the event of any contrary or conflicting instruction with respect to the Custodial Account or the Account Property from the Borrower and the Secured Parties Representative when each is an Instructing Party, the instruction of the Secured Parties Representative shall govern.

         1.26 "Instrument" shall have the meaning assigned thereto in Section 9-105 of the NYUCC, but shall in no event include Foreign Securities, Bank Loans or Trade Payables.

         1.27 "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

         1.28 "Liquidation Direction" shall have the meaning assigned thereto in the Pledge and Intercreditor Agreement.

         1.29 "Liquidation Notice" shall have the meaning assigned thereto in the Pledge and Intercreditor Agreement.

         1.30 "Loan Documents' shall mean with respect to any Bank Loan the definitive credit agreement executed and delivered in connection therewith, and each other agreement, instrument or other document executed or delivered in connection therewith, in each case as amended or supplemented.

         1.31 "Money" shall have the meaning assigned thereto in Section 1-201 of the NYUCC.

         1.32 "Negotiable Document" shall mean a "Document" as defined in
Section 9-102(a)(30) of the NYUCC, but shall in no event include Bank Loans or Trade Payables.

         1.33 "NYUCC" shall mean the UCC as in effect from time to time in the State of New York.

         1.34 "Notice of Suspension" shall have the meaning assigned thereto in the Pledge and Intercreditor Agreement.

         1.35 "Ordinary Document" shall mean (a) a Bank Loan, (b) a Trade Payable, and (c) each other contract, agreement or instrument, in each case under this clause (c) which is in writing and which is not an Instrument, Chattel Paper or a Negotiable Document.

         1.36 "Other Account Property" shall mean all Account Property other than Institutional Account Property.

         1.37 "Participation Agreement" shall mean the definitive agreement pursuant to which a bank, fund, or other financial institution either acquires or sells all of any portion of any of its rights and obligations under a Bank Loan.

         1.38 "Party In Interest" shall mean (a) prior to receipt by the Custodian of a Payoff Notice from the Administrative Agent and the Insurer, the Secured Parties Representative and (b) at all other times, the Borrower; provided, however, that with respect to the Borrower Custodial Account and the Borrower Account Property, the Borrower shall at all times be the sole Party In Interest.

         1.39 "Payoff Notice" shall mean a written notice, in the form of Exhibit A hereto, duly completed and dated, signed on behalf of an Authorized Person of the Administrative Agent or the Insurer, as applicable, and given in accordance with Article VIII.

         1.40 "Secured Parties" shall have the meaning assigned thereto in the Pledge and Intercreditor Agreement.

         1.41 "Security" shall have the meaning assigned thereto in Section 8-102 of the NYUCC, but shall in no event include Foreign Securities, Bank Loans or Trade Payables.

         1.42 "Suspension Period" shall mean each period of time commencing on the date of the delivery of a Notice of Suspension, which Notice of Suspension shall be deemed automatically delivered upon the delivery of any Acceleration Notice, Final Maturity Payment Default Notice or Liquidation Notice, and ending upon the date of delivery of a Withdrawal Notice with respect to each Notice of Suspension previously delivered.

         1.43 "Trade Payables" shall mean all items of Other Account Property which, in accordance with Section 3.9, are clearly marked as "Trade Payables."

         1.44 "Transmittal Letter" shall have the meaning set forth in Section 3.7.

         1.45 "Type" shall mean, with respect to each item of Other Account Property, such item constituting one of the following types of Account
Property: a Certificated Security, Chattel Paper, an Instrument (other than a Certificated Security), a Negotiable Document, an Ordinary Document, a Bank Loan, or Trade Payables.

         1.46 "UCC" shall mean, with respect to any jurisdiction, Articles 1, 8 and 9 of the Uniform Commercial Code as from time to time in effect in such jurisdiction.

         1.47 "Withdrawal Notice" shall mean a written notice, in the form of Exhibit B hereto, duly completed and dated, signed on behalf of an Authorized Person of the Secured Parties Representative or the Administrative Agent, as applicable, and given in accordance with Article VIII.

         1.48 "Written Instructions" shall mean, with respect to each Customer, any notices, instructions or other instruments in writing received by the Custodian from an Authorized Person of such Customer, or from a person reasonably believed by the Custodian to be an Authorized Person of such Customer, by letter, telex, telecopy, facsimile, the Custodian's on-line communication system, or any other method whereby the Custodian is able to verify with a commercially reasonable degree of certainty the identity of the sender of such communications or the sender is required to provide a password or other identification code.

         Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

                                  ARTICLE II
                  APPOINTMENT OF CUSTODIAN; CUSTODIAL ACCOUNT;
                        REPRESENTATIONS AND WARRANTIES;
                           BORROWER CUSTODIAL ACCOUNT

         2.1 (a) The Administrative Agent and the Secured Parties Representative hereby jointly and severally appoint the Custodian, as agent, bailee, securities intermediary and custodian of all Money, Foreign Securities, Chattel Paper, Instruments, Negotiable Documents, Ordinary Documents, Securities and other identified tangible or intangible property at any time delivered to the Custodian and identified for deposit in the Custodial Account by or on behalf of the Borrower during the term of this Agreement, including all distributions from and proceeds of the foregoing received by the Custodian during such term, but not including any Borrower Account Property (collectively, together with such property, if any, that may be transferred to the Custodial Account from the Borrower Custodial Account from time to time at the instruction of the Borrower, the "Account Property") and authorize the Custodian to hold or credit to the Custodial Account the Account Property as herein provided. The Custodian hereby accepts such appointment and agrees to hold and physically segregate for the account of the Borrower, in accordance with the requirements of the Section 17(f) of the Investment Company Act and Rule 17f-1 thereunder, a securities account, designated as Account No. 18169601 (the "Custodial Account"), which may include one or more sub-accounts for record-keeping purposes, in which it will hold the Account Property as provided herein, and a securities account, designated as Account No. 18169600 (the "Escrow Account"), which may include one or more sub-accounts for record-keeping purposes, in which it will hold payments or distributions made by the Borrower for the purpose of maintaining its income tax status as a regulated investment company or to avoid the imposition of the excise tax under
Section 4882 of the Internal Revenue Code of 1986, as amended. Shareholders of the Borrower shall retain a claim against the Borrower to the extent of any amounts paid to the Secured Parties (or any other creditors of the Borrower) from the Escrow Account. The name of the Custodial Account shall be "Special Value Opportunities Fund, LLC, Pledged to CDC Financial Products Inc., as Secured Parties Representative, as secured party".

         (b) The Custodian shall hold in the Custodial Account, subject to the provisions hereof, all cash received by it from or for the account of the Borrower, including cash maintained by the Borrower in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act. Funds held by the Custodian for the Borrower may be deposited by it to its credit as Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the board of directors of the Borrower. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         (c) Within the Custodial Account, the Custodian shall establish two sub-accounts to be designated the "Equity Sub-Account" and the "Debt Sub-Account". The Equity Sub-Account and the Debt Sub-Account are each referred to herein as a "Sub-Account" and collectively as the "Sub-Accounts". All proceeds from the sale of membership interests or other equity securities of the Borrower, including any common shares and preferred shares, whenever received, shall be deposited in the Custodial Account and credited to the Equity Sub-Account, and all proceeds from draws under the Credit Agreement and from the issuance or sale of any other debt obligations of the Borrower, whenever received, shall be deposited in the Custodial Account and credited to the Debt Sub-Account pursuant to Written Instructions from the Borrower. Account Property purchased with amounts credited to the Equity Sub-Account shall, subject to transfers permitted by this Agreement, be held in the Equity Sub-Account, and Account Property purchased with amounts credited to the Debt Sub-Account shall, subject to transfers permitted by this Agreement, be held in the Debt Sub-Account. All payments and distributions on, and all proceeds with respect to the sale, conversion or exchange of, any item of Account Property, whether in the form of cash, securities or other property ("Proceeds"), shall be deposited in the Custodial Account and credited to the Sub-Account in which the Account Property giving rise to such Proceeds is held pursuant to Written Instructions from the Borrower. Amounts on deposit in the Equity Sub-Account and any Proceeds of Account Property held in the Equity Sub-Account may be disbursed to purchase or acquire any type of Account Property. Amounts on deposit in the Debt Sub-Account which constitute the proceeds of draws under the Credit Agreement or the proceeds from the sale or issuance of any other debt obligations of the Borrower and all Proceeds of Account Property originally acquired with the proceeds of draws under the Credit Agreement or any such other debt obligations may be used to purchase or acquire any type of Account Property which does not constitute Margin Stock. Account Property in the Debt Sub-Account that becomes Margin Stock shall, pursuant to Written Instructions from the Borrower, be transferred to the Equity Sub-Account.

         (d) At the direction of the Administrative Agent, the Custodian shall establish a single, segregated trust account which shall be designated as the "Senior Facility Insurance Policy Payment Account" and shall be held for the benefit of the Lenders, over which the Administrative Agent shall have exclusive control and the sole right of withdrawal.

         (e) Each party hereto agrees that each item constituting "Account Property" (other than cash or Money) is to be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the NYUCC. Any cash or Money constituting Account Property shall be maintained by the Custodian in a demand deposit account constituting a component of the Custodial Account or the Borrower Custodial Account. The Custodian agrees that if at any time it shall receive any order from the Secured Party (i) directing disposition of funds in the Custodial Account or the Escrow Account or (ii) directing transfer or redemption of the financial assets relating to the Custodial Account or the Escrow Account, the Custodian shall comply with such entitlement order or instruction without further consent by the Borrower or any other person. However, each party hereto agrees that the Custodian does not have, directly or indirectly, an entitlement permitting it to grant an entitlement until such time as it actually receives the relevant and necessary documents. In the event of a conflict between an entitlement order or instruction, as the case may be, of the Borrower and an entitlement order or instruction, as the case may be, of the Secured Parties Representative, the entitlement order or instruction of the Secured Parties Representative shall prevail. It is the intent of the parties that the Secured Parties Representative shall have "control," within the meaning of Sections 8-106(d)(2), 9-104 and 9-106 of the NYUCC, of the Custodial Account and the Escrow Account. Without limiting the effect of the foregoing, the Administrative Agent authorizes the Borrower and the Secured Parties Representative to give, and the Custodian to accept, the instructions contemplated herein to be given by the Borrower or the Secured Parties Representative, as applicable, in accordance with the Pledge and Intercreditor Agreement.

         (f) All actions that the Borrower is permitted or required to take in accordance with the terms hereof (including, without limitations, providing any notices to any Person or giving instructions to the Custodian in accordance with the terms hereof) may be taken by the Investment Manager on the behalf of the Borrower.

         (g) All of the provisions of this Agreement applicable to the Custodial Account (including Sub-Accounts) and Account Property shall, mutatis mutandis, be applicable to the Escrow Account.

         2.2 Each Customer hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon Written Instruction given by it or on its behalf, that:

         (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to enter into this Agreement and to perform its obligations hereunder;

         (b) This Agreement has been duly authorized, executed and delivered by it, constitutes its valid and legally binding obligation, enforceable against it in accordance with the terms hereof, and no statute, regulation, rule, order or judgment binding on it prohibits its execution or performance of this Agreement; and

         (c) All Written Instructions given by it are consistent with its rights as from time to time in effect under the Credit Documents and the Financing Documents (as defined in the Credit Agreement).

         (d) Except to the extent that the Custodian acts as the Borrower's foreign custody manager, its board of directors or its foreign custody manager, as defined in the Rule 17f-5 under the Investment Company Act, has determined that use of each Foreign Subcustodian (as defined below in Section 2.3(a)) satisfies the applicable requirements of the Investment Company Act and the Rule 17f-5 thereunder.

         (e) The Borrower or its investment adviser has determined that the custody arrangements of each Eligible Foreign Custodian provide reasonable safeguards against the custody risks associated with maintaining assets with such Eligible Foreign Custodian within the meaning of Rule 17f-7 under the Investment Company Act.

         (f) The Borrower shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Custodial Account, so that the aggregate of its total borrowings does not exceed the amount the Borrower is permitted to borrow under the Investment Company Act; provided, however, that the Borrower shall have 90 calendar days from each date on which the Borrower first fails to comply with this representation to cure any violation of this representation.

         (g) Its transmission or giving of, and Custodian acting upon and in reliance on, Certificates of Authorized Persons or Written Instructions pursuant to this Agreement shall at all times comply with the Investment Company Act.

         2.3 (a) The Borrower hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5 under the Investment Company Act, the responsibilities set forth in this Section 2.3 with respect to Foreign Securities held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Borrower. The Foreign Custody Manager shall be responsible for performing the responsibilities as described in this Section 2.3 only with respect to the countries and custody arrangements for each such country listed on Schedule I to this Agreement, which list of countries may be amended from time to time by the Borrower with the agreement of the Foreign Custody Manager.

         (b) Each Customer hereby authorizes the Custodian to appoint one or more banking institutions located outside of the United States (other than a Foreign Depository) (each, a "Foreign Subcustodian") in connection with the purchase, sale or custody of Foreign Securities. Each agreement pursuant to which the Custodian employs a Foreign Subcustodian shall require the Foreign Subcustodian to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Customer from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Subcustodian's performance of such obligations and that such contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager shall satisfy the requirements of Rule 17f-5(c)(2) under the Investment Company Act. At the election of a Customer, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Subcustodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Customer has not been made whole for any such loss, damage, cost, expense, liability or claim. With respect to losses incurred by any Customer as a result of the acts or the failure to act of any Foreign Subcustodian, the Custodian shall take appropriate action to recover such losses from such Foreign Subcustodian; and the Custodian's sole responsibility and liability to any Customer shall be limited to amounts so received from such Foreign Subcustodian (exclusive of costs and expenses incurred by the Custodian). The Customers authorize the Custodian to hold securities recorded to the Custodial Account in accounts which the Custodian has established with one or more of the Custodian's branches or Foreign Subcustodians. The Custodian and Foreign Subcustodians are authorized to hold any of Foreign Securities in the Custodian's accounts with any Depository in which the Custodian or they participate. The Custodian may add new, replace or remove Foreign Subcustodians. Upon the Borrower's request, the Custodian shall identify the name, address and principal place of business of any Foreign Subcustodian of the Borrower's securities. In the event the Custodian replaces a Foreign Subcustodian, the Custodian shall not utilize such replacement Foreign Subcustodian until after the Foreign Custody Manager has determined that utilization of such Foreign Subcustodian satisfies the requirements of the Investment Company Act and Rule 17f-5 thereunder.

         (c) In each case in which the Foreign Custody Manager maintains Foreign Securities with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Securities with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements with an Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Borrower.

         (d) For purposes of this Section 2.3, the board of directors of Borrower shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Securities in each country for which the Custodian is serving as Foreign Custody Manager of the Borrower.

         (e) The Foreign Custody Manager shall make written reports notifying the board of directors of the Borrower of any material change in the foreign custody arrangements of the Borrower as described in this Section 2.3.

         (f) In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the Investment Company Act would exercise.

         (g) The Foreign Custody Manager represents to the Borrower that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5 under the Investment Company Act. The Borrower represents to the Custodian that its board of directors has determined that it is reasonable for the board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as Foreign Custody Manager of the Borrower.

         (h) The Custodian shall credit Foreign Securities (whether or not held by or through any Foreign Subcustodian) to the appropriate Sub-Account of the Custodial Account or the Borrower Custodial Account, as applicable. A Foreign Subcustodian shall hold the Borrower's Foreign Securities together with financial assets belonging to other of the Custodian's or Wells Fargo Bank, National Association's customers in accounts identified on such Foreign Subcustodian's books as for the exclusive benefit of the Custodian's or Wells Fargo Bank, National Association's customers. Any Account Property in the accounts held by a Foreign Subcustodian shall be subject only to the instruction of the Custodian or the Custodian's agent. Any Account Property held in a Depository for the account of a Foreign Subcustodian shall be subject only to the directions of such Foreign Subcustodian. Any agreement the Custodian enters into with a Foreign Subcustodian for holding the Custodian's customers' assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Foreign Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration.

         (i) With respect to Account Property maintained outside the United States, "Depository" shall mean a securities depository or clearing agency which operates a system for the central holding of securities or any equivalent book entries in that country or a securities depository or clearing corporation that operates a transnational system for central holding of securities or equivalent book entries in the country or a Compulsory Depository. A "Compulsory Depository" shall mean an eligible foreign custodian: (a) the use of which is mandatory because (1) its use is required by law or regulation, (2) securities cannot be withdrawn from the depository or (3) maintaining securities outside the depository is not consistent with prevailing custodial practices.

         (j) Any Foreign Securities held in a foreign jurisdiction shall be held in a manner that is standard and customary in such foreign jurisdiction for holding securities for the benefit of a secured party or protecting the interests of a beneficial owner thereof or the equivalent in such jurisdiction.

         (k) With respect to each Eligible Securities Depository, the Custodian shall exercise reasonable care, prudence and diligence (i) to provide the Borrower with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depository in accordance with section
(a)(1)(i)(A) of Rule 17f-7 under the Investment Company Act, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Borrower of any material change in such risks. The Custodian agrees to exercise reasonable care, prudence and diligence performing the duties set forth in this paragraph.

         2.4 (a) The Administrative Agent hereby represents and warrants that it is the duly authorized administrative agent under the Credit Agreement acting on behalf of and for the benefit of the Lenders (as defined in the Credit Agreement), and hereby covenants that any actions taken by it hereunder will be solely for the benefit of the Lenders (as defined in the Credit Agreement) in accordance with the Credit Agreement and the Pledge and Intercreditor Agreement.

         (b) The Secured Parties Representative hereby represents and warrants that it is the duly authorized agent for the Secured Parties (as defined in the Pledge and Intercreditor Agreement) under the Pledge and Intercreditor Agreement, and covenants that any actions it takes under or pursuant to this Agreement shall be solely for the benefit of such Secured Parties under, and shall be taken strictly in accordance with, the Pledge and Intercreditor Agreement.

         2.5 (a) The Borrower hereby appoints the Custodian as agent, bailee, securities intermediary and custodian of all Money, Foreign Securities, Chattel Paper, Instruments, Negotiable Documents, Ordinary Documents, Securities and other identified tangible or intangible property at any time delivered to the Custodian and identified for deposit in the Borrower Custodial Account by or on behalf of the Borrower during the term of this Agreement, including all distributions from and proceeds of the foregoing received by the Custodian during such term, but not including any Account Property (collectively, together with such property, if any, that may be transferred to the Borrower Custodial Account from the Custodial Account from time to time at the instruction of the Instructing Party, the "Borrower Account Property") and authorizes the Custodian to hold or credit to the Borrower Custodial Account the Borrower Account Property as herein provided. If it is not expressly stated by the Borrower that any such property is being delivered as Borrower Account Property pursuant to this Section 2.5, the Custodian shall treat such property for all purposes hereunder as Account Property. The Custodian hereby accepts such appointment and agrees to establish and maintain a securities account, which shall be designated Account No. 18169603 (the "Borrower Custodial Account"), which may include one or more sub-accounts for record-keeping purposes, in which it will hold the Borrower Account Property as provided herein. The name of the Borrower Custodial Account shall be "Special Value Opportunities Fund Not Pledged".

         (b) All of the provisions of this Agreement applicable to the Custodial Account (including Sub-Accounts) and Account Property shall, mutatis mutandis, be applicable to the Borrower Custodial Account and the Borrower Account Property, except that the Borrower shall be the sole and exclusive Instructing Party and Party In Interest with respect to the Borrower Custodial Account and the Borrower Account Property, and neither the Borrower Custodial Account nor the Borrower Account Property shall be subject to the lien of the Pledge and Intercreditor Agreement in favor of the Secured Parties Representative. The agreement of the Custodian set forth in Section 2.1 to comply with "entitlement orders" from the Secured Parties Representative shall not include or apply to the Borrower Custodial Account, and the Borrower Custodial Account shall not be subject to the control or dominion of the Administrative Agent or the Secured Parties Representative.

         (c) Notwithstanding any term hereof to the contrary, if a Liquidation Notice has been delivered to the Custodian and not withdrawn, the Custodian shall not transfer any Account Property to the Borrower Custodial Account without the prior express written permission of the Secured Parties Representative.

                                  ARTICLE III
                          CUSTODY OF ACCOUNT PROPERTY

         3.1 (a) Account Property shall be delivered to the Custodian, to be held in custody hereunder.

         (b) The Borrower hereby appoints the Custodian its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for the Borrower and in the Borrower's name, place and stead, following a Liquidation Notice and until such Liquidation Notice is withdrawn, to take any further actions required to register the transfer of any such Account Property to the Custodian or the Secured Parties Representative (or to otherwise transfer or dispose of such Account Property pursuant to the terms of this Agreement).

         (c) The Borrower covenants and agrees to take all actions reasonably requested by the Custodian in order to facilitate the delivery of Account Property delivered hereunder, including, without limitation, providing certifications required in connection with the transfer of any Account Property subject to restrictions on transfer.

         (d) The Custodian is authorized, in its discretion, to register ownership of any Account Property in its nominee name or through any clearing agency or Depository Institution without increase or decrease of its liability. The Borrower shall accept the return or delivery of Account Property of the same class and denomination as those deposited with the Custodian by the Borrower or otherwise received by the Custodian for the appropriate Sub-Account of the Custodial Account, and the Custodian need not retain the particular certificates so deposited or received. If any of the Borrower's Account Property registered in the Custodian's name or the name of the Custodian's nominee or held in a Depository and registered in the name of the Depository's nominee are called for partial redemption by the issuer of such Account Property, the Custodian is authorized to allot the called portion to the Borrower.

         3.2 For purposes of this Section 3.2, the Custodian shall list each Bank Loan and other items of Other Account Property (through the use of dummy CUSIP or loan numbers, for example) on its custody system, but in no event shall the Custodian have any obligation to make modifications to such custody system or any related computer or other programs. The Custodian shall furnish
(a) the Borrower and the Secured Parties Representative with evidence of daily transactions, and (b) the Customers (i) with a monthly summary of all transfers to or from the Custodial Account (including Sub-Accounts), (ii) an account statement, as of the last Business Day of each week, setting forth in reasonable detail a list of all Institutional Account Property, all Other Account Property (to the extent listed on the Custodian's system), and a copy of each Transmittal Letter and each Disposition Letter received by the Custodian during such week, and (iii) to the extent delivered to the Custodian, the periodic reports required pursuant to Section 6.1.2 of the Credit Agreement.

         3.3 With respect to all Account Property, the Custodian shall, unless otherwise instructed to the contrary pursuant to Written Instructions given by the Instructing Party:

         (a) Receive all income and other payments and, with respect to all Institutional Account Property, advise the Instructing Party and the Borrower as promptly as practicable of any such amounts due but not paid;

         (b) With respect to all Institutional Account Property, present for payment and receive the amount paid upon all instruments which may mature and advise the Instructing Party and the Borrower as promptly as practicable of any such amounts due but not paid;

         (c) Forward to the Instructing Party, with a copy to the Borrower, all the information or documents that it may receive from an issuer which, in the opinion of the Custodian, are intended for the beneficial owner thereof;

         (d) Execute, as Custodian, any certificates of ownership, affidavits, declarations or other certificates under the Code in connection with the collection of bond and note coupons which it receives and is requested to execute (provided, however, that it shall not be obligated to execute any such instrument which it deems, in its reasonable judgment, is not required, not in appropriate form or would impose upon it liability or expense, the reimbursement of which is not satisfactorily assured to it hereunder or otherwise);

         (e) Hold in accordance with the provisions hereof, all rights and similar Negotiable Documents, Instruments or Securities, as the case may be, issued with respect to any Negotiable Documents, Instruments or Securities, as the case may be, held by the Custodian hereunder;

         (f) Endorse for collection checks, drafts or other negotiable instruments;

         (g) Exchange Account Property for other Account Property where the exchange is purely ministerial as, for example, the exchange of Account Property in temporary form for Account Property in definitive form or the mandatory exchange of Account Property; and

         (h) Sell Account Property with fractional interests resulting from a stock split or a stock dividend and to credit the Custodial Account with the proceeds thereof.

         3.4 Upon receipt by the Custodian of Written Instructions from the Instructing Party, the Custodian will exchange Negotiable Documents, Instruments and Securities held hereunder in connection with any conversion privilege, reorganization, recapitalization, redemption in kind, consolidation, tender offer or exchange offer, or any exercise of subscription, purchase or other similar rights represented by Negotiable Documents, Instruments and Securities. Upon receipt by the Custodian of Written Instructions from the Borrower, the Custodian shall transfer Account Property which does not constitute Margin Stock from the Equity Sub-Account to the Debt Sub-Account in exchange for (i) transfers of cash in an amount equal to the historical cost of such non-Margin Stock Account Property, or other Account Property having the same historical cost as such non-Margin Stock Account Property, from the Debt Sub-Account to the Equity Sub-Account or (ii) disbursements of cash from the Debt Sub-Account of equal amounts, each as directed by the Borrower.

         3.5 (a) The Custodian is not at any time under any duty to supervise the investment of (other than to forward promptly all notices of corporate actions with respect to any investment), or to advise or make any recommendation for the purchase, sale, retention or disposition of, Account Property.

         (b) Any instruction by an Instructing Party shall be complete and contain sufficient information to enable the Custodian to perform the instruction. Without limiting the foregoing, each instruction (i) to forward amounts to any Person shall identify the nature of such payment, and (ii) in any situation in which there is not sufficient available cash in the Custodial Account to make the requested payments, shall specify the priority and allocation of which the Custodian shall follow with respect to distribution or application of such available amounts (provided, however, that in all such instances prior to the receipt by the Custodian of a Liquidation Notice, it shall be entitled to apply available amounts first to unpaid amounts owing to itself, the Administrative Agent and the Secured Parties Representative, notwithstanding receiving instruction to the contrary).

         (c) At any time prior to receipt of a Liquidation Notice, the Custodian shall be entitled to pay periodically from the Custodial Account without instruction of (but with notice to the Borrower) any Instructing Party
(i) to itself, amounts due and payable to it as ordinary fees and expenses pursuant to this Agreement, (ii) to the Administrative Agent, such amounts as the Administrative Agent may instruct (as set forth in a written certification, if the Custodian shall so request) are due and payable to it as ordinary fees and expenses pursuant to the Credit Agreement and (iii) to the Secured Parties Representative, such amounts as the Secured Parties Representative may instruct (as set forth in a written certification, if the Custodian shall so request) are due and payable to it as ordinary fees and expenses pursuant to the Pledge and Intercreditor Agreement. Subject to Section 6.15(d) hereof and in accordance with Section 6.15(g), the Custodian shall be entitled to follow the instructions of any requesting party with respect to any payment or disbursements of funds pursuant to and in accordance with this Section 3.5(c) without liability on its part and without any obligation or duty to inquire into, investigate, monitor or other wise determine compliance with the applicable terms, restrictions, limitations or requirements or any other Transaction Document.

         (d) Any release or distribution of Account Property by the Custodian pursuant to the instruction of an Instructing Party (including but not limited to any transfer of property from the Custodial Account to the Borrower Custodial Account) shall automatically and without further action or consent by the Insurer, the Administrative Agent or the Secured Parties Representative (but subject to the consent of the Secured Parties Representative if a Liquidation Notice has been delivered to the Custodian, as provided in Section 2.5(c)) release such property free and clear from the lien of the Pledge and Intercreditor Agreement.

         3.6 (a) Each Customer agrees that the Custodian shall have no obligation hereunder to purchase any Account Property, including but not limited to any Foreign Securities, unless one or more of the Customers shall have provided the Custodian with sufficient immediately available funds to settle all transactions (and the Custodian shall have received adequate Written Instructions from the Instructing Party). As used herein, "sufficient immediately available funds" shall mean either (i) sufficient United States currency to purchase the necessary foreign currency or (ii) sufficient applicable foreign currency, to cover scheduled purchases. The Custodian shall credit the appropriate Sub-Account of the Custodial Account with immediately available funds each day which result from the contractual settlement of all sale transactions, based upon advice received by the Custodian from its agents and depositories. Such funds shall be in Dollars or such other currency as the Instructing Party may specify to the Custodian. Should the Borrower fail to have sufficient immediately available funds in such Sub-Account to settle these deliveries of Account Property pursuant to the preceding sentence (a "Deficit"), the Custodian, in its sole discretion, may elect (i) to reject the settlement of any or all of the Account Property delivered to the Custodian that day to such Sub-Account, (ii) to settle the deliveries on the Borrower's behalf and debit such Sub-Account (A) for the amount of such Deficit and (B) for the amount of the funding or other cost or expense incurred or sustained by the Custodian for the Borrower's failure to have sufficient immediately available funds in such Sub-Account by the applicable settlement deadlines for the Custodian, or (iii) to reverse the posting of the Account Property credited to such Sub-Account. The foregoing rights are in addition to and not in limitation of any other rights or remedies available to the Custodian under this Agreement or otherwise. Any advances made by the Custodian to the Borrower in connection with the purchase, sale, redemption, transfer or other designation of Account Property or in connection with disbursements of funds to any party, which create or result in an over-draft in the Custodial Account (including Sub-Accounts) shall be deemed a loan by the Custodian to the Borrower, payable on demand, and bear interest on the amount of the loan each day that the loan remains unpaid at the Custodian's prime rate in effect as announced by the Custodian from time to time (unless another rate has been separately agreed upon, in writing, between the Custodian and the Borrower in respect of such advances). No prior action or course of dealing on the Custodian's part with respect to the settlement of Account Property transactions on the Borrower's behalf shall be used by or give rise to any claim or action by the Borrower against the Custodian for the Custodian's refusal to pay or settle for Account Property transactions the Borrower has not timely funded as required herein.

         (b) In acting upon instructions to settle the purchase or sale of Account Property, the Custodian is authorized to act in accordance with customary securities processing practices for the relevant market, including, without limitation, in the case of a sale, to deliver such Account Property to the purchaser thereof or dealer therefor (including to an agent for any such purchaser or dealer) against a receipt, with the expectation of collecting payment from the purchaser, dealer or agent to whom the Account Property was so delivered.

         (c) The Custodian is authorized and hereby agrees to effect currency exchange transactions in connection with transactions in Foreign Securities, or as otherwise may be requested by the Instructing Party and agreed to by the Custodian, through customary banking channels, including through Wells Fargo Bank, National Association or an affiliate of Wells Fargo Bank, National Association. All expenses and risks incident to the collection and conversion of such currency exchange transactions shall be assumed by the Borrower. The Custodian shall have no responsibility for the fluctuation in exchange rates affecting such conversion.

         3.7 Notwithstanding anything to the contrary contained herein, the Custodian shall have the same obligations hereunder with respect to each item of Other Account Property as shall apply to Institutional Account Property to the extent such Other Account Property conforms to the usual and customary form of Institutional Account Property of a similar Type. Each Customer acknowledges and agrees that all Other Account Property delivered by or on behalf of such Customer to the Custodian shall (a) conform in both form and substance to the terms of this Agreement and (b) be listed on a trade ticket (each a "Transmittal Letter") delivered to the Custodian prior or simultaneously therewith. With respect to Other Account Property, the Custodian shall be obligated to treat the same in accordance with the Type thereof, and shall be fully justified and entitled to act hereunder in accordance with and in reliance on the Type marked thereon with respect thereto. In the event that any item of Other Account Property shall not be clearly marked as to Type, the Custodian shall promptly notify the Borrower and the Instructing Party thereof and, until such time as the Instructing Party shall identify such item by Type pursuant to Written Instructions, the Custodian shall treat such item as an Ordinary Document.

         3.8 (a) In the case of any Bank Loan that is to be delivered, assigned or transferred to the Custodian, the Borrower shall deliver to the Custodian, for the benefit of the Secured Parties, as soon as practicable: (i) a copy of all documents evidencing the purchase or acquisition of the Bank Loan by the Borrower; and (ii) all originals of any promissory notes or participation certificates issued to, or held by the Borrower, representing such Bank Loan.

             (i) Promptly after each determination by the Borrower to purchase a Bank Loan, the Borrower shall deliver to the Custodian on or before the settlement date for such purchase Written Instructions specifying with respect to such purchase: (a) the particular Bank Loan purchased, including, where available, any CUSIP number, the facility amount, the date of such Bank Loan, and such other information as the Custodian may reasonably require to identify the particular Bank Loan; (b) whether such purchase is to be accomplished pursuant to an Assignment Agreement or a Participation Agreement; (c) the settlement date for such purchase; (d) the total amount payable upon such purchase, including any assignment fee and/or any processing fee, and the institutions to which such amounts are to be paid; (e) the name of the financial institution from whom the purchase was made and (f) the name of the financial institution from whom the Loan Documents are to be received by the Custodian. The Custodian shall pay to the financial institution specified in the Written Instructions out of the money held hereunder for the amounts payable as set forth in such Written Instructions, such payment may be without, and not against, delivery to the Custodian of either (A) an executed Assignment Agreement in favor of Borrower and any related promissory note delivered to the Custodian in connection therewith; (B) an executed Participation Agreement in favor of the Borrower, or (C) any promissory note or Loan Documents. In the event Written Instructions described in the first sentence of this Section are received on the settlement date, the Custodian shall use commercially reasonable efforts to settle the purchase on such settlement date, but shall not be liable for a failure to do so.

             (ii) Promptly after each determination by the Borrower to sell a Bank Loan, the Borrower shall deliver to the Custodian on or before the settlement date for such sale Written Instructions specifying with respect to such sale: (a) the particular Bank Loan sold, including, where available, any CUSIP number, the facility amount, the date of such Bank Loan, and such other information as the Custodian may reasonably require to identify the particular Bank Loan; (b) the amount of such sale; (c) whether such sale is to be accomplished by an Assignment Agreement or a Participation Agreement; (d) the settlement date for such sale; (e) the total amount payable upon such sale; (f) the name of the financial institution to whom the sale was made; (g) the amount of fees or charges, if any, to be paid by the Borrower in connection with such sale, and the financial institutions to whom the same are to be paid; and (h) in the case of a sale accomplished by an Assignment Agreement, the name of the financial institution to whom the Loan Documents (or in the case of a sale of less than all of the Bank Loan, copies of the Loan Documents) held by the Custodian hereunder are to be delivered. Upon receipt of the total amount payable upon such sale, provided the same conforms to the total amount payable as set forth in such Written Instructions, the Custodian shall arrange for the delivery of the Loan Documents and any promissory note (or in the case of a sale of less than all of the Bank Loan accomplished by an Assignment Agreement, a portion thereof) held by the Custodian and an executed Assignment Agreement or Participation Agreement prepared by the Borrower, whichever is indicated by the Written Instructions, to the financial institution specified in the Written Instructions. In the event the Written Instructions described in the first sentence of this Section are received on the settlement date, the Custodian shall use commercially reasonable efforts to settle the sale on such settlement date, but shall not be liable for a failure to do so.

             (iii) Promptly after any determination by the Borrower to make a disbursement pursuant to a borrowing request with respect to a Bank Loan acquired through an assignment or purchase of a participation, Borrower shall deliver to the Custodian, prior to noon New York City time on the date on which such disbursement is to be made, Written Instructions specifying with respect to such disbursement; (a) the dollar amount to be disbursed; (b) the name of the person or financial institution to whom such disbursement is to be made; and (c) and the date on which such disbursement is to be made. The Custodian shall make such disbursement of the amount set forth in the Written Instructions out of the moneys hereunder on the dates specified in the Written Instructions. In the event the Written Instructions described in the first sentence of this Section are received on the date specified therein on which the disbursement is to be made after noon New York City time, the Custodian shall use commercially reasonable efforts to make such disbursement on such date, but shall not be liable for a failure to do so.

             (iv) Whenever a payment of interest or principal or any other payment is due to the Borrower in connection with a Bank Loan held hereunder, the Custodian shall accept payment of such amount and hold the same hereunder. The Custodian may, in its absolute discretion, provisionally credit such amounts on the due date therefor, such credit subject to reversal at the Custodian's discretion at any time prior to actual receipt of final payment. If any such amount is not timely received the Custodian shall, at the cost and expense of the Borrower, take such action as it deems commercially reasonable to effect collection. In the case of any payment with respect to which the Borrower wishes to disburse a portion thereof to another financial or other institution, the Custodian shall make such disbursement out of the moneys held hereunder upon receipt of Written Instructions specifying: (a) the dollar amount of such disbursement; and (b) the date on which such disbursement is to be made.

             (v) The Custodian shall act as custodian of the Loan Documents, Assignment Agreements, and Participation Agreements, together with any related promissory notes delivered to Custodian hereunder, but only when, as and if the same are delivered to and actually received by the Custodian.

         (b) The Custodian shall forward to Borrower all information, notices, or documents that it may receive with respect to a Bank Loan from time to time, including, without limitation, borrowing requests or disbursement notices, unless the Custodian reasonably believes the Borrower has received the same. With respect to any borrowing request, disbursement notice, or similar document, the Custodian shall act only upon timely Written Instructions of the Borrower, and shall have no liability or responsibility for any representations in such request or for any similar representations in any of the Loan Documents, shall have no duty to make any investigation, and shall have no notice of any event of default or failure of a condition precedent, and shall not be required to determine, or make any inquiry with respect to, the use the Borrower intends to make of any disbursement. All such determinations shall be made by the Borrower. In connection with any roll-over notice, notice of conversion, or interest-rate election request, or similar notice, the Custodian shall upon receipt of Written Instructions from the Borrower make appropriate entries in its books and records.

             (i) Notwithstanding any other provision to the contrary, when the Custodian is instructed to make payment for a purchase of a Bank Loan, whether such purchase is accomplished by an Assignment Agreement or a Participation Agreement, such payment need not be made against delivery to the Custodian of an Assignment Agreement, Participation Agreement, Loan Documents or any promissory note. The Borrower assumes all responsibility and liability for all risks involved in connection with the Custodian's making such payment and for any failure of the foregoing to be delivered to the Custodian at the time of such payment or any time thereafter.

             (ii) Notwithstanding any other provision contained in this Agreement, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its actions or omissions to act with respect to Bank Loans, except for any loss or damage arising out of its own gross negligence or willful misconduct with respect to its express duties. In no event shall the Custodian be liable to the Borrower or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with Bank Loans, even if previously informed of the possibility of such damages and regardless of the form of action. The Borrower agrees to indemnify the Custodian against, and save the Custodian harmless from, all liability, claims, losses and demands whatsoever, including reasonable counsel fees, however arising or incurred because of or in connection with the actions or omissions to act of the Custodian with respect to Bank Loans, except to the extent the same constitutes direct money damages arising out of Custodian's own gross negligence or willful misconduct.

          (c) The procedures described in clauses (a) and (b) may be revised and supplemented from time to time with the written consent of all of the parties to this Agreement (without the consent of the Lenders under the Credit Agreement). The parties agree to negotiate in good faith such revisions and supplements as may be reasonable or necessary to enable the Borrower to continue to acquire Bank Loans and the Custodian to hold them for the benefit of the Secured Parties.

          (d) The Custodian shall have no obligation or duty to take any action to vote upon, consent to or approve, or otherwise take or exercise any action upon any request, notice or solicitation from the issuer (or agent on behalf of the issuer) of, or similar matter with respect to, any Account Property, such as, without limitation, any proposed reorganization, amendment, modification, extension, conversion, consolidation, tender offer or exchange offer or similar matter, or otherwise to preserve rights against minor parties, absent instruction from the Instructing Party; and the Custodian shall have no duty or obligation to evaluate or render advice to the Instructing Party with regard to any such matter.

         3.9 (a) With respect to any Trade Payable to be transferred to the Custodial Account, at the time of settlement, the Borrower shall send the Custodian a notice describing such Trade Payable and a copy of any documents evidencing its purchase thereof and shall thereafter promptly forward the items specified in clause (b) or (c) below after its receipt thereof.

         (b) With respect to any Trade Payable to be transferred to the Custodial Account, the Borrower shall deliver to Custodian a Documentation Package containing all Chattel Paper, if any, constituting such Pledged Trade Payable.

         (c) With respect to any Trade Payable transferred to the Custodial Account as to which the account debtor or obligor thereunder has filed or subsequently files for protection under the federal Bankruptcy Code, in addition to the foregoing actions, the Party In Interest shall file a proof of claim setting forth the terms of the pledge in accordance with Rule 3001(o)(3) of the Federal Rules of Bankruptcy Procedure. With respect to any Trade Payable purchased or acquired by the Borrower after a proof of claim against the account debtor or obligor thereunder has already been filed, the Borrower hereby waives its rights to object to any evidence of the terms of the pledge thereof filed by the Secured Parties Representative or the Custodian in accordance with Rule 3001(e)(4) of the Federal Rules of Bankruptcy Procedure, provided that the terms of such filing are consistent with, and do not violate any provision of the Credit Agreement, this Agreement or the Pledge and Intercreditor Agreement. To the extent that the terms of such filing are inconsistent with, or violate any provision of the Credit Agreement, this Agreement or the Pledge and Intercreditor Agreement, the Borrower retains, and does not waive, its right to object to any filing made by the Secured Parties Representative or the Custodian under Rule 3001(a)(4) of the Federal Rules of Bankruptcy Procedure.

         3.10 (a) Notwithstanding any term of Section 3.1 to the contrary, the Custodian shall be entitled in any instance to take delivery of and hold any Account Property by such other means and procedures (whether or not as described in, or in compliance with, the terms of said Section 3.1) as it may deem appropriate or expedient, or as may be consistent with its then applicable procedures, including without limitation using nominees or other methods of good delivery (but not in "street name"), utilizing or holding through other agents, intermediaries, brokers, dealers, clearing or depository banks, subcustodians or other depositories, or through any "direct paper" book-entry or other recognized securities system, in each case in any combination, as it may deem appropriate or, where appropriate, holding of securities as part of a fungible bulk; subject, however, to its duties under applicable law.

         (b) The Custodian shall, upon request, provide the Borrower with any report obtained by the Custodian relating to any securities system's accounting system or its internal accounting control and procedures for safeguarding securites deposited in such securities system.

         3.11 The Custodian, the Borrower, the Administrative Agent and the Secured Parties Representative each hereby agrees that each item of Account Property (and other property, if any) other than cash or Money contained in or credited to the Custodian Account or Borrower Custodian Account from time to time, of whatever nature or kind, shall be treated as a "financial asset" within the meaning of, and under, Article 8 of the NYUCC.

         3.12 All items of income, gain, expense and loss recognized in the Custodial Account or Borrower Custodian Account which the Custodian determines it is required by law to report to the Internal Revenue Service (or any state or local taxing authorities) shall be reported under the name and taxpayer identification number of the Borrower. The Borrower shall provide the Custodian the Borrower's taxpayer identification number promptly following the execution and delivery of this Agreement.

         3.13 The Custodian hereby represents and warrants that it has not entered into, and hereafter during the term of this Agreement shall not enter into, any agreement granting "control" (within the meaning of ss. 8-106(d)(2), 9-104 and 9-106 of the NYUCC) with respect to the Custodial Account (or any Sub-Account) or the Account Property to any person, other than as set forth in this Agreement. The Custodian is a bank, broker or trust company which in the ordinary course of its business maintains security accounts for others and is acting in that capacity as Custodian under this Agreement.

         3.14 Notwithstanding anything to the contrary herein, the Custodian agrees that financial assets, money and other items credited to the Custodial Account and the Escrow Account will not be subject to deduction, set-off, recoupment, banker's lien, or any other right in favor of any person other than the Secured Party Representatives under the Pledge and Intercreditor Agreement; provided, however, the Custodian may set off (i) all amounts due to the Custodian in respect of customary fees and expenses for the routine maintenance and operation of Custodial Account and the Escrow Account and (ii) the face amount of any checks which have been credited to a Custodial Account or the Escrow Account but are subsequently returned unpaid because of uncollected or insufficient funds.

                                  ARTICLE IV
                     PURCHASE AND SALE OF ACCOUNT PROPERTY;
                          CREDITS TO CUSTODIAL ACCOUNT

         4.1 Promptly after each purchase or sale of Account Property (and prior to the time at which the Custodian is required to release or deliver any Account Property (including any cash purchase price) in connection therewith), the Instructing Party and, to the extent reasonably required by the Custodian at its option (provided however, that the Custodian shall have no obligation to seek such instruction), the Borrower and the Administrative Agent shall deliver to the Custodian Written Instructions specifying all information necessary for the Custodian to deliver such Account Property (and sufficient to indicate that the same is in compliance with the requirements of this Agreement). The Custodian shall account for all purchases and sales of Account Property on the contractual settlement date unless otherwise agreed to by the Custodian. In connection with each sale or other transfer of Other Account Property, the Instructing Party shall deliver to the Custodian a trade ticket (each, a "Disposition Letter") listing each item of Other Account Property subject to such sale or transfer. In connection with settlements of purchases of privately placed notes or certificates on shares of beneficial interest, in each case, upon original issuance, the Custodian need not make payment on delivery versus payment basis and may pay for the same prior delivery of such note, certificate or share or of any receipt or commitment therefor.

         4.2 Each Customer understands that when the Custodian is instructed to deliver Account Property against payment, delivery of such Account Property and receipt of payment therefor may not be completed simultaneously. Each Customer agrees that the Custodian shall have no responsibility or liability for any credit risks involved in connection with the Custodian's delivery of Account Property pursuant to instructions of the Instructing Party; provided, however, that the Custodian shall not deliver Account Property prior to receipt of payment therefor unless specifically authorized by the Instructing Party. In the event of such specific authorization, the Custodian agrees that in the event no payment is received by the Custodian in connection with any delivery of Account Property, the Custodian shall, upon the request of the Instructing Party and at the sole cost and expense of the Borrower, use reasonable and customary efforts (in accordance with its ordinary custody business practices) to seek the return of such Account Property or the payment therefor; provided, however, that the Custodian shall have no obligation hereunder to commence or engage in any litigation or arbitration in connection therewith.

         4.3 The Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Instructing Party, credit the Custodial Account with the proceeds from the sale, redemption or other disposition of Account Property or interest, dividends or other distributions payable on Account Property prior to its actual receipt of final payment therefor. All such credits shall be conditional until the Custodian's actual receipt of final payment and may be reversed by the Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be "final" until the Custodian shall have received immediately available funds which under applicable law or rule are irreversible and not subject to any security interest, levy or other encumbrance (other than those contemplated by the Credit Agreement), and which are specifically applicable to such transaction.

         4.4 The Custodian shall have no obligation, and shall not be liable, for any loss or damage whatsoever resulting from its failure to settle any Account Property transaction where the rules of a Depository prevent the receipt or delivery of such Account Property (i.e., that such Account Property has been "chilled"). The Custodian may, but shall have no obligation to, attempt to utilize alternative methods of delivering securities from time to time offered by a Depository.

         4.5 Unless otherwise invested overnight as directed in a timely manner by the Instructing Party, all Dollars in the Custodial Account at the end of a business day will be invested in Cash Equivalents by the Custodian (which investment shall be in the name of the Custodian and shall be solely under the control and dominion of the Custodian, subject to the duties and covenants of the Custodian under this Agreement).

         4.6 Each of the Borrower and the Secured Parties Representative hereby covenants and agrees that in any instance in which it shall or may act as Instructing Party, it shall only instruct the Custodian, with respect to the Custodial Account and Account Property, in a way that is consistent with and in compliance with the Pledge and Intercreditor Agreement, this Agreement and the other Transaction Documents to which it is a party and that may be applicable.

         4.7 In no instance shall the Custodian be required to receive, and the Instructing Party shall not cause, the assignment to the Custodian of any Other Account Property (including without limitation any Bank Loans) unless (i) the terms of such assignment and Other Account Property do not impose upon the Custodian, as assignee, any obligations or liabilities (including without limitation any funding or lending obligations) and (ii) the terms of such assignment expressly state that such assignment is made strictly and solely to the Custodian in its capacity as a nominee, that the Custodian in its individual corporate capacity shall not have and does not assume any obligations or liabilities thereunder, and such assignment is subject to the condition that there shall be no recourse in respect of any obligations or liabilities arising out of such assignment or assigned property against the Custodian in its individual or corporate capacity (or against its assets or properties owed in its individual or corporate capacity).

         4.8 With respect to all transactions for the Custodial Account, including, without limitation, dividend and interest payments and sales and redemptions of Account Property, availability of funds credited to the Custodial Account shall be based on the type of funds used in the trade settlement or payment, including, but not limited to, same day availability for federal or same day funds and next business day availability for clearing house or next day funds.

         4.9 The following special provisions relate to all Foreign Securities:

         (a) Cash may be held pursuant to the Borrower's instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent the Custodian can comply with the Borrower's instructions to the Custodian, the Custodian is authorized to maintain cash balances on deposit for the Borrower with the Custodian or one of the Custodian's or Wells Fargo Bank, National Association's affiliates at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as the Borrower may direct, if acceptable to the Custodian.

         (b) Account Property shall be transferred, exchanged or delivered by the Custodian or Foreign Subcustodian upon receipt by the Custodian of instructions which include all information required by the Custodian. Settlement and payment for Account Property received for, and delivery of Account Property out of, the Custodial Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Account Property out of the Custodial Account may be made in any manner specifically required by the Borrower's instructions acceptable to the Custodian.

         (c) When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar corporate action is received which bears an expiration date, the Custodian shall endeavor to obtain instructions from the Instructing Party, but if instructions are not received in time for the Custodian to take timely action, or actual notice of such corporate action was received too late to seek instructions, the Custodian is authorized to sell such rights entitlement or fractional interest and to credit the Custodial Account with the proceeds or to take any other action the Custodian deems, in good faith, to be appropriate in which case the Custodian shall be held harmless for any such action.

         4.10 The Custodian may provide proxy voting services, if elected by the Instructing Party and agreed to by the Custodian, in accordance with the then customary proxy voting services procedures of the Custodian. Proxy voting services may be provided by the Custodian or, in whole or in part, by one or more third parties appointed by the Custodian (which may be the Custodian's affiliates).

         The Custodian shall endeavor to promptly notify each Customer of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that the Custodian has received, from the issuer (with respect to Securities issued in the United States) or from one of the nationally or internationally recognized bond or corporate action services to which the Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken.

         In the event that the Instructing Party does not elect to have the Custodian provide proxy voting services or does not instruct otherwise, the following shall apply. With respect to all Securities, however registered, the voting rights are to be exercised by the Borrower or its designee. With respect to Securities issued in the United States, the Custodian's only duty shall be to promptly mail to the Borrower any documents (including proxy statements, annual reports and signed proxies) relating to the exercise of such voting rights. With respect to Foreign Securities, at the request of the Borrower, the Custodian will provide the Borrower with access to a provider of global proxy services (the cost of which will be paid by the Borrower). If the Borrower determines not to utilize the services of such global proxy services provider, the Custodian will provide the Borrower with proxy material actually received by the Custodian from Foreign Subcustodians, but otherwise shall have no obligations with respect to voting.

         4.11 The Custodian shall not be liable to the Borrower or any third party for any taxes, fines or penalties payable by the Custodian or the Borrower, and shall be indemnified accordingly, whether these result form the inaccurate completion of documents by the Borrower or any third party, or as a result of the provision to the Custodian or any third party of inaccurate or misleading information or the withholding of material information by the Borrower or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the Custodian's control. The Borrower confirms that, if the Custodian notifies the Borrower prior to taking any such action, the Custodian is authorized to deduct from any cash received or credited to the Custodial Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custodial Account. Other than as expressly provided in this subclause, the Custodian shall have no responsibility with regard to the Borrower's tax position or status in any jurisdiction. The Borrower confirms that the Custodian is authorized to disclose any information requested by any revenue authority or any governmental body in relation to the Borrower or the securities and/or cash held for the Borrower.

         4.12 To facilitate the administration of the Borrower's trading and investment activity, the Custodian is authorized to enter into spot or forward foreign exchange contracts with the Borrower or an Authorized Person for the Borrower and may also provide foreign exchange through the Custodian's subsidiaries or affiliates, Wells Fargo Bank, National Association or its affiliates or Foreign Subcustodians. Instructions including standing instructions, may be issued with respect to such contracts but the Custodian may establish rules or limitation concerning any foreign exchange facility made available. In all cases where the Custodian and the Custodian's subsidiaries or affiliates, Wells Fargo Bank, National Association or its affiliates or Foreign Subcustodians enter into a foreign exchange contract related to the Custodial Account, the terms and conditions shall be determined by the Custodian in its absolute discretion.

                                   ARTICLE V
                           OVERDRAFTS OR INDEBTEDNESS

         If the Custodian in its sole discretion advances funds into or for the benefit of the Custodial Account in the ordinary course of the Custodian's custody business, or there shall arise for whatever reason an overdraft in the Custodial Account in the ordinary course of the Custodian's custody business, or if the Borrower is for any other reason indebted to the Custodian hereunder, the Borrower shall repay the Custodian on demand the amount of the advance, overdraft or indebtedness plus accrued interest at a rate ordinarily charged by the Custodian to its institutional custody customers. Except as contemplated by the immediately preceding sentence, the Custodian shall not make any loans or otherwise extend any credit to the Borrower. The Borrower hereby grants to the Custodian a first lien and security interest in and to the Custodial Account and all Account Property now or hereafter existing or acquired or held in the Custodial Account as security for all obligations owed by the Borrower or any other person to the Custodian under or pursuant to this Agreement, and acknowledges and agrees that it has the right to grant such lien and security interest free of any right of redemption or prior claim by any other person. Each Customer hereby acknowledges and agrees that the Custodian has a continuing first lien and security interest in and to the Custodial Account and all Account Property now or hereafter existing or acquired or held in the Custodial Account in order to secure all of the obligations owed by the Customers to the Custodian hereunder. The Custodian shall be entitled to all the rights and remedies of a pledgee under common law and a secured party under the UCC and any other applicable laws or regulations as then in effect; provided, however, that to the extent the Custodian shall seek payment of any sum due hereunder from the Custodial Account or the Account Property, the Custodian shall first, apply all cash in the form of Dollars in the Custodial Account thereto and, thereafter, liquidate any remaining Account Property and apply the cash proceeds thereof to such sum; provided, further that Custodian shall not liquidate any collateral security pursuant to this Article V unless such sum is in excess of ten days past due. The Custodian's security interest in the Custodial Account shall be a first lien and security interest subject to no setoffs, counter-claims or other liens prior to or on a parity with it in favor of any other party (other than specific liens granted preferred status by statute), and the Borrower shall take any and all additional steps which the Custodian requires to assure itself of such priority and status, including notifying third parties of, or obtaining their consent to, the Custodian's security interest.

                                   ARTICLE VI
                              CONCERNING CUSTODIAN

         6.1 (a) The Custodian shall exercise the degree of care of a prudent professional custodian for hire in carrying out the provisions of this Agreement. Except as otherwise expressly provided herein, the Custodian shall not be liable for any costs, expenses, damages, liabilities or claims (including, without limitation, attorneys' and accountants' fees) incurred by or asserted against the Customers, or any one or more of them, except those costs, expenses, damages, liabilities or claims arising out of the negligence, bad faith or willful misconduct of the Custodian. The Custodian shall have no obligation hereunder for costs, expenses, damages, liabilities or claims (including, without limitation, attorneys' or accountants' fees) which are sustained or incurred by reason of any action or inaction by any depository (including any Depository or Compulsory Depository), clearing corporation or other or other agent, sub-custodian or intermediary, unless such action or inaction is caused by the negligence, bad faith or willful misconduct of the Custodian. The Custodian's responsibility with respect to any Account Property held by a Foreign Subcustodian is limited to the failure on the part of Custodian to (i) comply with the provisions of Section 2.3 or (ii) exercise reasonable care in the selection or retention of such Foreign Subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities, or claims (including, without limitation, attorneys' and accountants' fees) incurred by the Customers as a result of the acts or the failure to act by any Foreign Subcustodian, the Custodian shall take appropriate action to recover such costs, expenses, damages, liabilities, or claims from such Foreign Subcustodian. In no event shall the Custodian be liable to any customer or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.

         (b) The Borrower hereby agrees to indemnify the Custodian and hold the Custodian harmless from and against any and all costs, expenses, damages, liabilities and claims (including, without limitation, reasonable attorneys' fees and accountants' fees), sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian's performance hereunder or under the Pledge and Intercreditor Agreement, including, without limitation, reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by any one or more of the Customers; provided, that the Borrower shall not have any obligation hereunder to indemnify the Custodian for those costs, expenses, damages, liabilities or claims for which the Custodian has accepted liability under Section 6.1(a). This indemnity shall be a continuing obligation of the Borrower and its respective successors and assigns, notwithstanding the termination of this Agreement.

         6.2 Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for, the validity or genuineness of any Account Property purchased or sold by the Customers or any of them, the legality of their purchase or sale, the propriety of the amount paid therefor upon purchase or sale, or any actions of third parties with respect to the negotiability of Account Property, and the Custodian shall not be liable for any non-delivery of documentation required to be delivered under Sections 3.8 and 3.9.

         6.3 The Custodian may, with respect to questions of law specifically regarding the Custodial Account and Account Property, obtain the advice of counsel, at the expense of the Borrower, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice. The Custodian shall have the right, but not the obligation, to consult with the Party In Interest regarding all matters hereunder.

         6.4 The Custodian shall be under no obligation to take action to collect any amount payable on Account Property in default, or if payment is refused.

         6.5 The Borrower agrees to pay to the Custodian the fees set forth in a separate fee letter agreement, dated June 8, 2004, between the Custodian and the Borrower or as may be agreed upon from time to time. The Borrower agrees to reimburse Custodian for all costs associated with the conversion of Account Property and the transfer of Account Property and records kept in connection with this Agreement. The Borrower agrees to reimburse the Custodian for out-of-pocket expenses (including without limitation attorney's fees and expenses) incurred in the administration of this Agreement or performance of its duties hereunder, including those which are a normal incident of the services provided hereunder.

         6.6 The Custodian shall be entitled to rely upon any Written Instruction actually received by the Custodian. If, at any time, Written Instructions through an on-line communication system offered by the Custodian is utilized, such use shall be subject to the Terms and Conditions provided by the Custodian to the parties hereto.

         6.7 Upon reasonable request and provided the Custodian shall suffer no significant disruption of its normal activities, each Customer shall have reasonable access to the Custodian's books and records relating to the Custodial Account and Account Property during the Custodian's normal business hours and upon reasonable advance request. Upon reasonable request by any Customer, copies of any such books and records shall be provided to such Customer at its expense.

         6.8 The books and records pertaining to the Custodial Account and Account Property, the Borrower Custodial Account, the Escrow Account and the Borrower Account Property which are in possession of the Custodian shall be the property of the Borrower. Such books and records shall be prepared and maintained as required by Section 17(f) of the Investment Company Act and Rule 17f-1 thereunder.

         6.9 It is understood that the Custodian is authorized to supply any information regarding the Custodial Account and Account Property which is required by any law or governmental regulation now or hereafter in effect.

         6.10 The Custodian shall provide the Borrower, at such times as the Borrower may reasonable request, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a securites system, or held by an Eligible Foreign Custodian relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Borrower, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

         6.11 The Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes, fires; floods, wars, civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; accidents; labor disputes; acts of civil or military authority; and governmental actions. The Custodian shall endeavor to provide notice to the Borrower and the Instructing Party of the occurrence of any such circumstances as soon as reasonably practicable thereafter.

         6.12 The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Custodian in connection with this Agreement.

         6.13 Notwithstanding anything to the contrary contained herein, during any Suspension Period, the Custodian shall have the right to refrain from taking any instructions from the Instructing Party unless the Custodian shall have reasonably determined that (a) it will be compensated for its services rendered hereunder at the times and in the amounts set forth in a separate fee letter dated June 8, 2004, between the Custodian and the Borrower, with any past due amounts being paid upon demand, and (b) it is and shall be adequately indemnified for any and all liabilities, losses, damages, costs, expenses and claims in connection with the performance of its duties hereunder, upon terms and conditions substantially similar to those terms and conditions set forth herein, by the Administrative Agent or the Borrower.

         6.14 The Custodian hereby agrees that it shall, at the expense of the Borrower, negotiate in good faith with the other parties hereto with respect to any amendments, supplements or other modifications to this Agreement which may be proposed by any such party for the purpose of ensuring the perfection of the security interests which have been granted by the Borrower in the Account Property to the Secured Parties Representative; provided, however, that nothing in this Section 6.12 shall require the Custodian to undertake any obligation, business, service or activity (a) which it shall have chosen as an institutional, legal, business or policy matter (1) not to offer to the public or (2) to discontinue or (b) for which it is not, based on its reasonable determination, adequately compensated and indemnified.

         6.15 The Custodian hereby represents and warrants that:

             (i) it is a bank duly organized and validly existing in good standing under the laws of the United States of America;

             (ii) it is empowered under applicable laws and by its charter to enter into and perform the services contemplated in this Agreement;

             (iii) all requisite corporate proceedings have been taken to authorize it to enter into and per form this Agreement and this Agreement has been duly executed and is the valid, binding and enforceable obligation of Custodian; and

             (iv) it and its affiliates collectively have and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         6.16 (a) Subject to Section 6.16(b) below, the Custodian shall have no liability for any actions taken pursuant to or on reliance upon Written Instructions of the Instructing Party. Without limiting the foregoing, the Custodian shall be entitled to follow the Written Instructions of the Instructing Party with respect to any payment or disbursements of funds, or release or delivery of the Account Property from the Custodial Account without liability on its part and without any obligation or duty to inquire into, investigate, monitor or other wise determine compliance with the applicable terms, restrictions, limitations or requirements of any other Transaction Document, including without limitation applicable terms of the Advisory Agreement, the Pledge and Intercreditor Agreement, the Credit Agreement or the Operating Agreement, and shall not otherwise have any duty to monitor, determine, inquire as to or ascertain the compliance by the Borrower (or any other party) with respect to any of the Transaction Documents.

         (b) Notwithstanding any term of Section 6.16(a) to the contrary,

             (i) during any Suspension Period (other than any Suspension Period occurring as a result of the delivery of a Liquidation Notice), the Borrower shall continue to be entitled to instruct the Custodian (as Instructing Party), and the Custodian shall continue to follow such instructions, with respect to the Custodial Account, except that:

                (A) any instruction by the Borrower to release, deliver, sell or otherwise dispose of Account Property, shall be accompanied by written evidence acceptable to the Custodian (at its option and on which it may conclusively rely) of the consent or approval by the Controlling Class (as defined in the Pledge and Intercreditor Agreement) or Secured Parties Representative; or, if not accompanied by such consent, the Custodian shall promptly give written notice to the Secured Parties Representative and if within three Business Days of the Secured Parties Representative's receipt of such notice (or, if such instruction is accompanied by a certificate of an Authorized Officer of the Borrower to the effect that such Account Property has a Market Value, as defined in the Credit Agreement, of $24,000,000 or less, on which the Custodian may conclusively rely, within two Business Days of the Secured Parties Representative's receipt of such notice), the Custodian shall not have received written objection thereto from the Secured Parties Representative, it shall follow such instruction of the Borrower provided, that the foregoing shall not apply to sales or dispositions of Account Property to the extent such sales and dispositions do not exceed $8,000,000 in the aggregate during the existence of such Suspension Period;

                (B) any instructions by the Borrower to release or deliver any Account Property (including cash) for the purpose of purchasing or acquiring any Account Property other than Cash Equivalents (as defined in the Pledge and Intercreditor Agreement) shall be accompanied by written evidence acceptable to the Custodian (at its option and on which it conclusively may rely) of the prior written consent of the Controlling Class (as defined in the Pledge and Intercreditor Agreement); and

                (C) during any Suspension Period occurring as a result of the delivery of a Liquidation Notice, the Custodian shall (1) not follow any directions regarding the funds or other property on deposit in the Custodial Account from the Borrower and (2) take all reasonable actions to assist the Secured Parties Representative in a foreclosure and enforcement in the manner set forth herein, including, without limitation, the prompt transfer to the Secured Parties Representative from time to time at its request of all funds in the Custodial Account and of all proceeds and products of the Collateral.

         6.17 Notwithstanding any term hereof to the contrary:

         (a) In no instance shall the Custodian be liable or responsible for the actions or omissions of the Borrower, the Administrative Agent, the Secured Parties Representative, the Investment Manager or the Co-Manager, or the failure of the Borrower to provide any documentation required by Sections 3.8 and 3.9.

         (b) The Custodian shall not be responsible for the accuracy or sufficiency of any recitals (including without limitation recital of federal book-entry regulations) set forth herein.

         (c) In the absence of bad faith on its part, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Custodian and conforming to the requirements of this Agreement; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement and shall promptly notify the party delivering the same if such certificate or opinion does not so conform; provided, further, that the Custodian shall not be required to determine whether it has received the documentation required by Sections 3.8 and 3.9

         (d) The Custodian shall not be liable for any error of judgment made in good faith and with the reasonable belief that the action taken (or forbearance, as the case may be) was authorized or within its rights or powers hereunder, unless it shall be proven that the Custodian was negligent in ascertaining the pertinent facts.

         (e) No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk, or liability is not reasonably assured to it; provided, however, that the reasonable costs of performing its ordinary services under this Agreement shall not require such indemnity.

         (f) The Custodian shall not be liable for interest on any money received by it except as the Custodian may agree in writing with the Instructing Party.

         (g) The Custodian may rely on any resolution, certificate, statement, instrument, opinion, request, direction, consent, order, note or other document believed by it to be genuine and to have been signed or presented by the proper person.

         (h) The Custodian may consult with counsel (and may when it deems necessary or appropriate require an opinion of counsel) and shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of counsel selected by it with due care (or in reliance upon any opinion of counsel).

         (i) Although the Custodian shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, or other paper or document, it may, in its discretion, make such further inquiry or investigation into such fact or matters as it may see fit.

         (j) The Custodian shall not be deemed to have notice or knowledge of any matter (including without limitation any event of default or acceleration, or rescission of acceleration) unless an officer of the Custodian assigned to the administration of this Agreement has actual knowledge thereof or unless written notice thereof from the Borrower, the Administrative Agent or the Secured Parties Representative is received by the Custodian at the office of the Custodian identified pursuant to Section 8.2 hereof and such notice makes reference to this Agreement.

         (k) The permissive right of the Custodian to take or refrain from taking any actions enumerated in this Agreement shall not be construed as a duty.

                                  ARTICLE VII
                                  TERMINATION

         The Custodian and, prior to the commencement of any Suspension Period, the Administrative Agent and the Secured Parties Representative, acting collectively and, thereafter, the Instructing Party, may each terminate this Agreement by giving to the other parties hereto a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice. Upon termination hereof, the Borrower shall pay to the Custodian such compensation as may be due to the Custodian, and shall likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian hereunder. The Custodian shall follow such reasonable Written Instructions concerning the transfer of custody of records, Account Property and other items as the Instructing Party shall give; provided, that (a) the Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to the Custodian of all its compensation, costs, expenses and other amounts hereunder. If any Account Property remains in the Custodial Account on the date of termination of this Agreement, the Custodian may deliver to the Party In Interest such Account Property. Upon termination of this Agreement, except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease (provided, however, that all indemnifications in favor of the Custodian hereunder shall continue and survive).

                                 ARTICLE VIII
                                 MISCELLANEOUS

         8.1 Substantially contemporaneously with the execution and delivery of this Agreement, each Customer shall provide to the Custodian a Certificate of Authorized Persons, which may be changed or altered from time to time by delivery of a subsequent Certificate of Authorized Persons (from any Authorized Person), upon which the Custodian shall be entitled to rely conclusively. Each Customer agrees to furnish to the Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, the Custodian shall be fully protected in acting upon Written Instructions of such present Authorized Persons.

         8.2 Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and received by it at its offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services--Special Value Opportunities Fund, LLC or at such other place as such Customer may from time to time designate in writing, or by facsimile at (410) 715-3748, Attention: Corporate Trust Services--Special Value Opportunities Fund, LLC.

         8.3 Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Administrative Agent shall be sufficiently given if addressed to the Administrative Agent and received by it at its offices at 9 West 57th Street, New York, New York 10019, or at such other place as such Customer may from time to time designate in writing, or by facsimile at
(212) 891-5780, Attention: Evelyn Clarke or Yazmin Vasconez.

         8.4 Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Secured Parties Representative shall be sufficiently given if addressed to the Secured Parties Representative and received by it at its offices at 9 West 57th Street, New York, New York 10019, or at such other place as such Customer may from time to time designate in writing, or by facsimile at (212) 891-5780, Attention: Evelyn Clarke or Yazmin Vasconez.

         8.5 Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Borrower shall be sufficiently given if addressed to the Borrower and received by it at its offices until August 1, 2004 at 11100 Santa Monica Boulevard, Suite 210, Los Angeles, California, 90025, and thereafter at 2951 28th Street, Suite 1000, Santa Monica, California 90405, or at such other place as such Customer may from time to time designate in writing; or by facsimile at (310) 566-1010, Attention: Howard M. Levkowitz.

         8.6 Each and every right granted to any party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of any party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

         8.7 In case any provision or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.

         8.8 Each of this Agreement, the Custodial Account and Escrow Account and the securities entitlements (as defined in Section 8-102(a)(17) of the NYUCC) or any instructions pertaining thereto shall be construed in accordance with and governed by the substantive laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be the location of Custodian as the bank for purposes of Sections 9-301, 9-304 and 9-307 of the UCC and as the securities intermediary for purposes of Sections 9-301 and 9-307 and Section 8-110 of the UCC. Each party hereby consents to the exclusive jurisdiction of a state or federal court situated in the State of New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction the Custodian, the Secured Parties Representative, the Administrative Agent or the Borrower, as the case may be, may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Custodian, the Secured Parties Representative, the Administrative Agent or the Borrower, as the case may be, irrevocably agrees not to claim, and it hereby waives, such immunity. The Customers and the Custodian hereby irrevocably waive any objection on the ground of venue, forum non conveniens, or any similar grounds, and irrevocably consent to service of process by mail or in any manner permitted by New York law, and irrevocably waive their respective rights to any jury trial.

         8.9 Except as set forth in the following sentence, in performing hereunder, the Custodian is acting solely on behalf of the Secured Parties, and no contractual or service relationship shall be deemed to be established hereby between the Custodian and any other person (other than the Borrower, the Administrative Agent and the Secured Parties Representative to the extent provided herein). Ambac Assuance Corporation is an express third-party beneficiary of this Agreement with full rights of enforcement hereunder.

         8.10 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         8.11 Each party hereto acknowledges and agrees that the obligations of the Secured Parties Representative and the Administrative Agent hereunder are only those expressly set forth herein with respect to such party. The Administrative Agent shall act hereunder on the terms and conditions set forth in Article VIII of the Credit Agreement, and the Secured Parties Representative shall act hereunder on the terms and conditions set forth in Article X of the Pledge and Intercreditor Agreement.

         8.12 The Administrative Agent and the Secured Parties Representative shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with the confidentiality standard applicable under the Credit Agreement or the Pledge and Intercreditor Agreement, as applicable. The Custodian will maintain the confidentiality of all Confidential Information (as defined below) in accordance with procedures the Custodian ordinarily utilizes in maintaining similar confidential information to protect Confidential Information delivered to the Custodian; provided that the Custodian may deliver or disclose Confidential Information to (i) the Custodian's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure is reasonably required for the administration of this Agreement), (ii) the Custodian's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 8.13 to the extent such disclosure is reasonably required for the administration of this Agreement, (iii) any federal or state regulatory, governmental or judicial authority having jurisdiction over the Custodian, (iv) Moody's and S&P, (v) any other Person with the consent of the Borrower or (vi) any Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Person, (x) in response to any subpoena or other legal process upon prior notice to the Borrower (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law) or (y) in connection with any litigation to which such Person is a party upon prior notice to the Borrower (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law). In the event of any required disclosure of the Confidential Information by the Custodian, the Custodian agrees to use reasonable efforts to protect the confidentiality of the Confidential Information.

         For the purposes of this Section 8.13, "Confidential Information" means information delivered to the Custodian by or on behalf of the Borrower in connection with and relating to the transactions contemplated by or otherwise pursuant to this Agreement; provided that such term does not include information that (a) was publicly known or otherwise known to the Custodian prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Custodian or any Person acting on behalf of the Custodian, (c) otherwise is known or becomes known to the Custodian other than (i) through disclosure by the Borrower or (ii) as a result of the breach of a fiduciary duty to the Borrower or a contractual duty to the Borrower and
(d) is allowed to be treated as non-confidential by consent of the Borrower.

         8.13 No amendment of any provision of this Agreement shall be effective unless in writing and signed by all of the parties hereto.

         8.14 (a) The Custodian agrees that no recourse shall be had with respect to any obligation to the Custodian under this Agreement against any past, present or future members, incorporators, directors, officers, partners, employees or securityholders of the Borrower (collectively, "Borrower Control Persons"), and in no event shall any Borrower Control Person be held liable, personally or otherwise, with respect to the obligations of the Borrower hereunder whether by virtue of any statute or rule of law or by the enforcement of any assessment, penalty or otherwise, all such liability being expressly waived and released by the Custodian. The foregoing provision of this Section
8.15 shall not, in any event, limit the right of any Person to name the Borrower as a defendant in any action or suit or in the exercise of any other remedy under this Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any Borrower Control Person. The Custodian agrees that all obligations of the Borrower to the Custodian under this Agreement shall be subject to Section 6.5 of the Pledge and Intercreditor Agreement.

         (b) Each party hereto (other than the Borrower) hereby covenants and agrees that, prior to the date which is one year and one day after the termination of the Credit Agreement and the payment in full of any amounts owed under the Credit Agreement, such Person will not acquiesce, petition or otherwise invoke or cause the Borrower to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Borrower under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of the property of the Borrower, or ordering the winding up or liquidation of the affairs of the Borrower; provided, however, that nothing in this Section 8.15(b) shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Borrower pursuant to this Agreement.

         (c) Each of the parties hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding commercial paper notes and other indebtedness for borrowed money of any CP Conduit or SPC, such Person shall not institute against, or join any other Person in instituting against, such CP Conduit or SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings. This provision shall survive the termination of the Credit Agreement and the making and repayment of the Loans.

         WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                               SPECIAL VALUE OPPORTUNITIES FUND, LLC

                               By:  /s/ Howard Levkowitz
                                   ---------------------------------
                                   Name:   Howard Levkowitz
                                   Title:  Secretary

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                              CDC FINANCIAL PRODUCTS INC.,
                              as Administrative Agent

                              By:    /s/ Ralph J. Inglese
                                   --------------------------------
                              Name:  Ralph J. Inglese
                              Title: Managing Director


                              By:    /s/ Kathy Lynch
                                   --------------------------------
                              Name:  Kathy Lynch
                              Title: Director


                              CDC FINANCIAL PRODUCTS INC.,
                              as Secured Parties Representative

                              By:    /s/ Ralph J. Inglese
                                   --------------------------------
                              Name:  Ralph J. Inglese
                              Title: Managing Director


                              By:    /s/ Kathy Lynch
                                   --------------------------------
                              Name:  Kathy Lynch
                              Title: Director

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                              WELLS FARGO BANK, NATIONAL ASSOCIATION,
                              as Custodian

                              By:    /s/ Karen J. Ridgeway
                                   --------------------------------
                              Name:  Karen J. Ridgeway
                              Title: Trust Officer

                        EXHIBIT A TO CUSTODIAL AGREEMENT

                             FORM OF PAYOFF NOTICE
                             ---------------------

         The undersigned individual[s], [Authorized Person[s] (as defined in the Custodial Agreement referred to below) of CDC Financial Products Inc.] [an authorized officer of Ambac Assurance Corp.] (the "Notice Party"), hereby certifies, represents and warrants to the Custodian (as defined below) as follows with respect to the Custodial Agreement, dated as of July 13, 2004 (as amended, supplemented or otherwise modified from time to time, the "Custodial Agreement"), by and among (a) Special Value Opportunities Fund, LLC, a Delaware limited liability company (the "Borrower"), (b) CDC Financial Products Inc., as Administrative Agent (in such capacity and together with any successor thereto, the "Administrative Agent"), under the Credit Agreement, dated as of July 13, 2004, by and among the Borrower, the Lenders party thereto (the "Lenders"), Ambac Assurance Corporation, as Insurer, the Administrative Agent, CDC Financial Products Inc., as arranger (as the same may be amended, extended, restated, supplemented, modified, refinanced, refunded or replaced (in whole or in part) (including with lenders other than the initial lenders) from time to time, together with any agreements or instruments in respect of any amendment, extension, restatement, supplement, modification, refinancing, refunding or replacement thereof, the "Credit Agreement"), (c) CDC Financial Products Inc., as Secured Parties Representative (in such capacity and together with any successor thereto, the "Secured Parties Representative") under the Pledge and Intercreditor Agreement, dated as of July 13, 2004, by and among the Borrower, the Custodian, the Administrative Agent, Ambac Assurance Corporation, as Insurer, and the Secured Parties Representative (as amended, supplemented or otherwise modified from time to time, the "Pledge and Intercreditor Agreement") and (e) Wells Fargo Bank, National Association, as agent, bailee, custodian and securities intermediary for the Borrower, the Secured Parties Representative and the Administrative Agent (in such capacity and together with any successor thereto, the "Custodian"):

         I. The Borrower has satisfied all of its monetary obligations which, as of the date hereof, are due and owing under the [Credit Agreement] [Insurance and Indemnity Agreement, dated as of July 13, 2004, between the Borrower and Ambac Assurance Corporation].

         IN WITNESS WHEREOF, this certificate has been executed this ____ day of ____________, ____.

                              [CDC FINANCIAL PRODUCTS INC.,
                              as Administrative Agent


                              By:   _______________________________________
                              Name: _______________________________________
                              Title:_______________________________________

                              By:   _______________________________________
                              Name: _______________________________________
                              Title:_______________________________________


                              [AMBAC ASSURANCE CORPORATION,
                               as Insurer

                              By:   _______________________________________
                              Name: _______________________________________
                              Title:_______________________________________

                        EXHIBIT B TO CUSTODIAL AGREEMENT

                           FORM OF WITHDRAWAL NOTICE
                           -------------------------

         The undersigned individuals, Authorized Persons (as defined in the Custodial Agreement referred to below) of the Secured Parties Representative (as defined below), hereby certifies, represents and warrants to the Custodian (as defined below), as follows with respect to the Custodial Agreement, dated as of July 13, 2004 (as amended, supplemented or other wise modified from time to time, the "Custodial Agreement"), by and among (a) Special Value Opportunities Fund, LLC, a Delaware limited liability company (the "Borrower"),
(b) CDC Financial Products Inc., as Administrative Agent (in such capacity and together with any successor thereto, the "Administrative Agent"), under the Credit Agreement, dated as of July 13, 2004, by and among the Borrower, the Lenders party thereto (the "Lenders"), Ambac Assurance Corporation, as Insurer, the Administrative Agent, CDC Financial Products Inc., as arranger (as the same may be amended, extended, restated, supplemented, modified, refinanced, refunded or replaced (in whole or in part) (including with lenders other than the initial lenders) from time to time, together with any agreements or instruments in respect of any amendment, extension, restatement, supplement, modification, refinancing, refunding or replacement thereof, the "Credit Agreement"), (c) CDC Financial Products Inc., as Secured Parties Representative (in such capacity and together with any successor thereto, the "Secured Parties Representative") under the Pledge and Intercreditor Agreement, dated as of July 13, 2004, by and among the Borrower, the Custodian, the Administrative Agent, Ambac Assurance Corporation, as Insurer, and the Secured Parties Representative (as amended, supplemented or otherwise modified from time to time, the "Pledge and Intercreditor Agreement") and (d) Wells Fargo Bank, National Association, as agent, bailee, custodian and securities intermediary for the Borrower, the Secured Parties Representative and the Administrative Agent (in such capacity and together with any successor thereto, the "Custodian").

         I. The [Notice of Suspension], [Acceleration Notice] or [Liquidation Notice] (copy attached) previously delivered to you by the undersigned is hereby withdrawn.

         IN WITNESS WHEREOF, this certificate has been executed this ____ day of __________, ____.

                              CDC Financial Products Inc.
                              as Secured Parties Representative


                              By:   _______________________________________
                              Name: _______________________________________
                              Title:_______________________________________

                              By:   _______________________________________
                              Name: _______________________________________
                              Title:_______________________________________

                                   SCHEDULE I

                                  COUNTRY LIST